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Exhibit 10.15

Fingerhut Master Trust

Officer's Certificate Regarding Exhibit G to the Amended and Restated
Pooling and Servicing Agreement

May 12, 2003

        The undersigned, being an officer of The Bank of New York (Delaware), hereby certifies that The Bank of New York (Delaware), as trustee (the "Trustee") for the Fingerhut Master Trust, hereby acknowledges that Exhibit G to the Amended and Restated Pooling and Servicing Agreement, dated as of March 18, 1998, by and among Fingerhut Receivables, Inc., as Transferor, FMT Services, Inc., as Servicer, and the Trustee is as described below:

FORM OF ATTESTATION PROCEDCURES

The Servicer shall cause to have a report from the Servicer's independent public accountant that the Servicer's maintained effective controls over the servicing and financial reporting procedures provided by FMT to the Trust based on its compliance with the following items:

1.
Payments by customers are properly controlled and processed in a manner consistent with the procedures followed by the Servicer with respect to all credit card accounts serviced.

2.
Other expenses incurred on behalf of the Trustee, if any, are processed consistent with the Servicer's established disbursements policy.

3.
The Servicer has procedures in place to ensure that reporting to the Trustee and disbursements made on behalf of the Trustee are completed in accordance with the requirements of the Pooling and Servicing Agreement and authorized personnel only make those disbursements.

4.
The Servicer maintains adequate procedures to ensure that detail loan and cash records are timely reconciled to control totals and that reconciling items are properly resolved within ninety days.

5.
The Servicer has adequate procedures in place to ensure that an officer of the Servicer knowledgeable of these functions, who is independent of the preparation of this information, timely reviews monthly reports, disbursements and reconciliations.

6.
New purchases of receivables by the Trust are in accordance with the "Credit and Collection Policy" referenced in the Pooling and Servicing Agreement.

7.
Collection efforts on delinquent accounts are conducted following practices consistent with all credit card serviced.

8.
Accounts warranting charge-offs are processed following procedures and policies used by the Servicer that are consistent with respect to all credit card accounts serviced.

9.
The Servicer has procedures in place to ensure it maintains an adequate level of insurance.

FMT SERVICES, INC.
By:	/s/ RICHARD R. HOUSE, JR. Name: Richard R. House, Jr. Title: President
ACCEPTED AND ACKNOWLEDGED:
THE BANK OF NEW YORK (DELAWARE), not in its individual capacity, but solely as Trustee
By:	/s/ CATHERINE CERILLES Name: Catherine Cerilles Title: Assistant Vice President

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  Exhibit 10.15
Fingerhut Master Trust Officer's Certificate Regarding Exhibit G to the Amended and Restated Pooling and Servicing Agreement May 12, 2003